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Exhibit 99.(a)(iii)

Northwest Airlines Corporation
Pilot Stock Option Exchange Program
Election Acceptance Form
(Electronic Submission Version)

Employee Number:

Employee Name:

        By clicking the "submit" button below I am voluntarily accepting the stock option exchange offer outlined in the Offer to Exchange dated June 27, 2003 for all my Eligible Options and/or Stock Appreciation Rights.

        I hereby agree that, unless I revoke my election before 5 P.M. Central Time on July 30, 2003 (or a later expiration date if the Company extends the offer), my election will be irrevocable, and if accepted by the Company, the stock options and/or stock appreciation rights I have elected to exchange for replacement stock options or stock appreciation rights will be cancelled in their entirety on July 31, 2003, or a later date if the Offer is extended.

RETAIN A COPY OF YOUR SUBMISSION FOR YOUR RECORDS.

        If you would like to receive a confirmation of your election via email, please enter your personal email address:

        To verify the accuracy of your personal email address, please re-enter your personal email address:

        If you have not provided your personal email address, a confirmation of your election will be mailed to your home address. If you do not receive a confirmation within two weeks of your submission, please notify the Company in writing via email to exchangeoffer@nwa.com, via fax to (612) 726-3509, or via hand delivery or overnight courier to Northwest Airlines, Inc., Human Resources, Dept. A1420, 2700 Lone Oak Parkway, Eagan, MN 55121-1534, Attn: Pilot Stock Option Exchange Program and reference the Pilot Stock Option Exchange Program.

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(Second screen)

For verification purposes, please enter
the last four digits of your
Social Security Number:                                                       Submit        Close Window

Northwest Airlines Corporation
Pilot Stock Option Exchange Program
Election Acceptance Form
(Manual Submission Version)

Employee Number:

Employee Name:

TO ACCEPT ELECTRONICALLY:

        (The Election Acceptance Form is also available on our employee website (RADAR) at http://www.nwapeople.nwa.com. You may access the Form by entering the RADAR website and selecting "Pilot Communications" under "Featured Links.")

        I voluntarily accept the stock option exchange offer outlined in the Offer to Exchange dated June 27, 2003 for all my Eligible Options and/or Stock Appreciation Rights.

        I hereby agree that, unless I revoke my election before 5 P.M. Central Time on July 30, 2003 (or a later expiration date if the Company extends the offer), my election will be irrevocable, and if accepted by the Company, the stock options and/or stock appreciation rights I have elected to exchange for replacement stock options or stock appreciation rights will be cancelled in their entirety on July 31, 2003, or a later date if the Offer is extended.

Signature of Participant
Date

        PLEASE DELIVER YOUR SIGNED AND COMPLETED ELECTION FORM BY NO LATER THAN 5 P.M. CENTRAL TIME ON JULY 30, 2003 (OR A LATER DATE IF THE COMPANY EXTENDS THE OFFER) AND RETAIN A COPY FOR YOUR RECORDS. YOU MAY DELIVER YOUR ELECTION FORM VIA:

  FAX: (612) 726-3509
            or
  HAND DELIVERY or OVERNIGHT COURIER to:
          Northwest Airlines, Inc.
          Human Resources
          Dept A1420
          2700 Lone Oak Parkway
          Eagan, MN 55121-1534
          Attn: Pilot Stock Option Exchange Program

        If you would like to receive a confirmation of your election via email, please enter your personal email address:

        If you have not provided your personal email address, a confirmation of your election will be mailed to your home address. If you do not receive a confirmation within two weeks of your submission, please notify the Company in writing via email to exchangeoffer@nwa.com, via fax to (612) 726-3509, or via hand delivery or overnight courier to Northwest Airlines, Inc., Human Resources, Dept. A1420, 2700 Lone Oak Parkway, Eagan, MN 55121-1534, Attn: Pilot Stock Option Exchange Program and reference the Pilot Stock Option Exchange Program.

QuickLinks

  Exhibit 99.(a)(iii)
Northwest Airlines Corporation Pilot Stock Option Exchange Program Election Acceptance Form (Electronic Submission Version)
Northwest Airlines Corporation Pilot Stock Option Exchange Program Election Acceptance Form (Manual Submission Version)